RAINBOW TECHNOLOGIES, INC.
                               50 Technology Drive
                            Irvine, California 92618

                                   ----------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                  July 11, 2002

                                   ----------

TO THE SHAREHOLDERS:

      NOTICE IS HEREBY GIVEN that the 2002 Annual Meeting of Shareholders of Rainbow Technologies, Inc. (the "Company"), will be held on July 11, 2002, at 2:00 PM, Pacific Daylight Time at the Company's Headquarters, 50 Technology Drive, Irvine, California 92618, (the "Annual Meeting") for the purposes described below.

      1. To elect five persons to serve on the Company's Board of Directors who shall hold office until the next Annual Meeting of Shareholders or until their successors are duly elected and shall have qualified.

      2. To ratify the appointment of Ernst & Young LLP as independent auditors of the Company.

      3. To transact such other business as may properly come before the Annual Meeting.

      Only Shareholders of record at the close of business on May 24, 2002, shall be entitled to receive notice of and to vote at the Annual Meeting.

      You are cordially invited to attend the Annual Meeting. However, if you are not able to be present, please be sure that your shares are represented at the Annual Meeting by indicating your voting instructions, dating and signing the enclosed proxy card and returning it promptly in the enclosed, postage paid envelope. Additionally, the Company will audiocast its Annual meeting. Participants may access the audiocast at the corporate Web site, www.rainbow.com, by selecting the Investor Relations navigation button and downloading the audiocast from the designated link.

                                        By Order of the Board of Directors


                                        Walter W. Straub
                                        Chairman

May 24, 2002

                           RAINBOW TECHNOLOGIES, INC.
                               50 Technology Drive
                            Irvine, California 92618

                                   ----------

                                 PROXY STATEMENT

                                   ----------

      This proxy statement is furnished in connection with the solicitation by the Board of Directors of Rainbow Technologies, Inc. (the "Company") of proxies, in the form enclosed, for use at the 2002 Annual Meeting of Shareholders of the Company (the "Annual Meeting") to be held at the time and place and for the purpose set forth in the attached Notice of Annual Meeting of Shareholders.

      Mailing of this proxy statement and the accompanying proxy card is to commence on or about June 3, 2002.

                               GENERAL INFORMATION

Record Date and Shares Outstanding

      Shareholders of record at the close of business on May 24, 2002 (the "Record Date") are entitled to notice of, and to vote at, the Annual Meeting. At the Record Date, the Company had issued and outstanding 26,691,420 shares of common stock, $0.001 par value per share ("Common Stock").

      A Proxy, in the accompanying form, which is properly executed, duly returned to the Company and not revoked, will be voted in accordance with the instructions contained therein and, in the absence of specific instructions, will be voted (i) FOR the election as directors, the persons who have been nominated by the Board of Directors, (ii) FOR the ratification of the selection of Ernst & Young LLP as independent auditors to audit and report upon the consolidated financial statements of the Company for the 2002 fiscal year, and
(iii) in accordance with the judgment of the person or persons voting the proxies on any other matter that may be properly brought before the Annual Meeting.

Revocability of Proxies

      Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing with the Secretary of the Company, at or before the taking of the vote at the Annual Meeting, a written notice of revocation bearing a later date than the proxy, (ii) duly executing a subsequent proxy relating to the same shares and delivering it to the Secretary of the Company before the Annual Meeting, or
(iii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy).

Voting

      Each share of Common Stock outstanding on the Record Date is entitled to one vote. No shareholder will be entitled to cumulative votes. The five nominees for election as Directors at the Annual Meeting who receive the highest number of affirmative votes will be elected.

Solicitation of Proxies

      The cost of solicitation will be borne by the Company. The Company may reimburse brokerage firms and other persons representing beneficial owners of shares of Common Stock for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may be solicited by certain of the Company's directors, officers, and regular employees, without additional compensation, personally or by telephone or telegram.

Rights of Dissenting Shareholders

      There are no rights of appraisal or similar rights of dissenters with respect to any matter proposed to be acted upon at the Annual Meeting.

                                   PROPOSAL 1:

                              ELECTION OF DIRECTORS

Director Nominees

      Five directors are to be elected to hold office until the next Annual Meeting of Shareholders and until their successors are elected and qualified. Unless otherwise directed, the proxy holders will vote the proxies received by them for the five nominees named below. Management expects that each of the nominees will be available for election, but if any of them is not a candidate at the time the election occurs, it is intended that such proxy will be voted for the election of another nominee to be designated by the Board to fill any such vacancy.

      The names of the nominees and certain information about them are set forth below.

Name of Nominee           Age   Position
------------------------  ---   ------------------------------------------------
Walter W. Straub .......  58    Chairman, President, and Chief Executive Officer
Richard P. Abraham .....  72    Director
Frederick M. Haney .....  61    Director
Marvin Hoffman .........  67    Director
Alan K. Jennings .......  72    Director

      All of the nominees of management are members of the Board of Directors at the present time and have served continuously since the dates of their election as described below.

      Walter W. Straub, a co-founder of the Company, has been a director of the Company since its inception in 1982, and President and Chief Executive Officer of the Company since 1983. Since 1989, Mr. Straub has served as director of CAM Commerce Solutions, a manufacturer of computerized point of sale and inventory management systems. Mr. Straub received a BSEE and an MBA in Finance from Drexel University. In May 1993, Mr. Straub was elected to the Board of Trustees of Drexel University.

      Richard P. Abraham has been a director of the Company since 1988. He is currently the President of Pacific Associates, a sole proprietorship engaged in business consulting. Mr. Abraham is a member of the Board of Directors of Quantum Manufacturing Technologies (QMT) of Albuquerque, New Mexico. Since 1987, Mr. Abraham has been a General Partner of Weeden Capital Management and has also been a consultant to Weeden & Co. Mr. Abraham received a BS and MS from Stanford University.

      Dr. Frederick M. Haney has been a director of the Company since January 1996. He is President of Venture Management, Palos Verdes Estates, California. >From 1984 to 1991 he was founder and manager of 3i Ventures, California, a high technology venture capital fund. Dr. Haney has extensive experience in strategic planning, operations, and finance in the information and computer industry. Dr. Haney holds a Ph.D. in Computer Science from Carnegie-Mellon University.

      Marvin Hoffman has been a director of the Company since 1990. From 1976 to 1998, he was the Chief Executive Officer and Chairman of the Board of XXCAL, Inc., a corporation engaged in the business of providing high technology computer and computer-related temporary personnel. Mr. Hoffman is currently CEO of NTS/XXCAL IT Staffing and Managed Service Organization. In October 1998, XXCAL merged with National Technical Systems to form NTS/XXCAL IT Solutions Group. He is also currently, and has been since 1988 and 1987, respectively, the President of the Los Angeles City College Foundation and a director of RIMTECH, a not-for-profit organization encouraging trade and joint ventures between United States and Japanese businesses. Mr. Hoffman received a BA in Mathematics from California State University Northridge.

      Dr. Alan K. Jennings, a co-founder of the Company, has been a director of the Company since its inception in 1982. From 1982 to 1992 he served as an officer of the Company in various capacities. Since 1980, Dr. Jennings has been the President of Dartex, Inc., a California corporation which provides technical and management services. He received a BSEE from Stanford University, an MS in Mathematics from Oklahoma State University and a Ph.D. in Mathematics from Kansas University.

                               EXECUTIVE OFFICERS

      The names of the Company's executive officers who are not nominated for election as members of the Board of Directors and certain information about them is set forth below.

Name                  Age  Position
--------------------  ---  -----------------------------------------------------
Patrick E. Fevery ..  46   Vice President of Finance and Chief Financial Officer
Richard L. Burris ..  57   Vice President of Worldwide Manufacturing
Laurie W. Casey ....  45   Vice President of the Company and President of
                           Spectria, a wholly-owned subsidiary of the Company
James Kopycki ......  60   Senior Vice President of the Company and President
                           of Mykotronx, Inc., a wholly-owned subsidiary of the
                           Company
Shawn Abbott .......  33   President of the Rainbow-eSecurity Division
Cheryl Baffa .......  49   Vice President of Worldwide Human Resources

      Patrick E. Fevery has been Chief Financial Officer and Vice President of Finance of the Company since January 1992. From 1990 to 1992, Mr. Fevery was Controller of the Company. From 1988 to 1990, Mr. Fevery was the Company's Manager of Finance and Administration. Mr. Fevery received a Bachelor's Degree in Business Administration from European University in Belgium, and a Masters Degree in Business Administration from Claremont Graduate School in Claremont, California.

      Richard L. Burris has been Vice President of Worldwide Manufacturing since 1992. From 1988 to 1992, Mr. Burris held positions of Manufacturing Manager and Director of Manufacturing with the Company. Mr. Burris has over 20 years of manufacturing and operations management experience in the Orange County high-tech industry. Mr. Burris received an AA from Fullerton College followed by studies in Computer Science at California State University, Fullerton.

      Laurie Casey has been President of Spectria, a wholly-owned subsidiary of the Company, and Vice President of the Company since 2000. Ms. Casey joined Rainbow Technologies in 1992 as Director of Product Management and Planning. >From 1995 through 2000, Ms. Casey served as Vice President of Strategic Marketing. Ms. Casey held various sales and marketing positions with IBM Corporation prior to joining Rainbow. She received her BA in Spanish from the University of California at Santa Barbara, and her MBA from the American Graduate School of International Management.

      James J. Kopycki has been President of Mykotronx, Inc., a wholly-owned subsidiary of the Company, and Senior Vice President of the Company since January 1999. Prior to this appointment, Mr. Kopycki was President and COO of Vanguard Integrity Professionals in Orange, California. Mr. Kopycki received his BS degree in Industrial Management from University of Illinois, and is also a graduate of the UCLA Executive Management Program.

      Shawn Abbott has been President of Rainbow-eSecurity since June 2001. Prior to assuming this responsibility, he served as President of the iVEA Division and Chief Technology Officer for the Company. Prior to joining the Company, he established and built the AND group which pioneered the encryption based CD-ROM software distribution system used on several million discs. Mr. Abbott has a degree in physics from the University of Alberta. Mr. Abbott is a member of the Board of Directors of RightsMarket, a Canadian company specializing in digital rights management technologies, and a Partner in SpringBank TechVentures.

      Cheryl G. Baffa has been Vice President of Worldwide Human Resources since January 2000. Ms. Baffa joined the Company as Director of Worldwide Human Resources in May 1997, and has more than twenty years of human resource experience in high-tech companies. Ms. Baffa received her BA in Business Management from the University of Redlands, and her MA in Organizational Leadership from Chapman University.

      Except as stated, there are no arrangements or understandings by or between any director or executive officer and any other person(s), pursuant to which he or she was or is to be selected as a director or corporate officer, respectively.

      There is no family relationship by or between any director or corporate officer of the Company.

Board Meetings and Committees

      The Board of Directors held four meetings during the Company's fiscal year ended December 31, 2001. Each director attended all meetings of the Board of Directors, in person or telephonically.

      The Board of Directors of the Company has standing Audit, Compensation, and Stock Option Committees. The Board of Directors has no Nominating Committee, nor any committee performing the functions of a Nominating Committee.

      The members of the Audit Committee are Mr. Jennings, Mr. Haney, and Mr. Hoffman. The Audit Committee held two meetings during fiscal year 2001. The purpose of the Audit Committee is to review with the management of the Company and with the Company's independent auditors, such matters as internal accounting controls and procedures, the plan and results of the annual audit, and the recommendations of the independent auditors with respect to their audit activities. Its activities are described in more detail under "Report of the Audit Committee" below.

      The members of the Compensation Committee are Mr. Abraham and Mr. Hoffman. The Compensation Committee held two meetings during fiscal year 2001. The Compensation Committee is primarily responsible for establishing compensation for the executive officers of the Company. Its activities are described in more detail under "Report of the Compensation Committee on Executive Compensation" below.

      The Stock Option Committee is primarily responsible for establishing the number of options granted to employees of the Company under the 1990 Restated Incentive Stock Option Plan, 2000 Stock Option Plan, and the 2001 Non-Statutory Stock Option Plan. The Stock Option Committee held four meetings during fiscal year 2001. The members of the Stock Option Committee are Mr. Abraham and Mr. Hoffman.

      Each member of each particular Committee attended all of the meetings of each such Committee.

                          REPORT OF THE AUDIT COMMITTEE

      In accordance with its written charter, the Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities by reviewing the financial information proposed to be provided to stockholders and others, the Company's internal controls, and the audit process. Management has the primary responsibility for the financial statements and the reporting process. The Company's independent auditors are responsible for expressing an opinion on the conformity of the Company's audited financial statements with generally accepted accounting principles. The discussions included the quality, not just the acceptability of the accounting principles utilized, the reasonableness of significant accounting judgments, and clarity of disclosure.

      In this context, the Audit Committee has reviewed and discussed with management and the independent auditors the audited financial statements. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). Also, the Audit Committee received from the independent auditors the written disclosures required by Independence Standards Board No. 1 (Independence Discussions with Audit Committees) and discussed with them their independence from the Company and its management. Additionally, the Audit Committee considered whether the independent auditors' provision of non-audit related work is compatible with the auditors' independence.

      In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board approved, that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001, for filing with the Securities and Exchange Commission.

                        FEES PAID TO INDEPENDENT AUDITORS

Audit Fees

      During the fiscal year 2001, the Company paid to Ernst & Young LLP, the Company's independent accountants, an aggregate of $733,000 for the audit of the Company's annual financial statements for the 2001 fiscal year.

All Other Fees

      During the fiscal year 2001, the Company paid Ernst & Young LLP, an aggregate of $485,000, including $456,000 for tax compliance, tax planning, and tax consulting services and $29,000 for other audit-related fees.

                                        AUDIT COMMITTEE

                                        Alan K. Jennings
                                        Frederick M. Haney
                                        Marvin Hoffman

                      REPORT OF THE COMPENSATION COMMITTEE

      The Company's executive compensation program is administered by the Compensation and Stock Option Committees of the Board of Directors.

      The Compensation Committee and the Stock Option Committee are each comprised entirely of non-employee, independent members of the Board of Directors. The Compensation Committee establishes the general compensation policies of the Company and the compensation paid to the Chief Executive Officer and other executive officers. The Stock Option Committee administers the 1990 Restated Incentive Stock Option Plan, 2000 Stock Option Plan, and the 2001 Non-Statutory Stock Option Plan, including review and approval of stock option grants to all employees, including the Chief Executive Officer and other executive officers.

General Compensation Philosophy

      The Company's compensation philosophy is that cash compensation should be related to the performance of the Company and any long-term incentive should be closely aligned with the interests of shareholders. This philosophy is designed to attract, retain, and motivate the high caliber of executives required for the success of the Company's business.

      In determining executive compensation, the Compensation Committee compares the compensation paid at companies in the computer hardware and software industries, and places particular emphasis upon financial performance comparisons including sales growth, net income growth, net income per share growth, increase in cash flow, and growth in shareholder value. The Committee then structures cash compensation for the executive officers named in the Summary Compensation Table to consist of (i) a base salary determined upon a review of the Company's performance in the prior year, and (ii) bonus compensation that is directly related to the Company's sales, quality, and net income performance in the current year.

      The bonus compensation paid to executives for the current year is established by the Compensation Committee each year following a review of the Company's performance for the prior year. The Compensation Committee's criteria for determining the bonus compensation is based directly on the Company's current year operating performance goals.

      Long-term incentive compensation is realized through the granting of stock options to key employees including the Chief Executive Officer and other executive officers. The number of shares of Common Stock subject to a stock option grant is based upon the employee's current and anticipated future performance and ability to achieve strategic goals and objectives. Grants are made annually and generally become exercisable during a 40 month vesting period, thus providing an incentive for the employee to remain with the Company. Stock options have value for the employee only if the price of the Company's stock increases above the fair market value on the grant date and the employee remains with the Company for the period required for the stock option to be exercisable.

Chief Executive Officer Compensation

      Compensation for the Chief Executive Officer was set according to the established compensation philosophy described above.

      The Compensation Committee reviewed competitive base compensation information reflecting the most recent compensation data and the Company's performance in 2001 and goals for 2002. The bonus portion of the Chief Executive Officer's compensation represents approximately 62% of the Chief Executive Officer's total cash compensation. This reflects the Company's commitment to its stated compensation philosophy. The Chief Executive Officer received a grant of stock options based upon an evaluation of the Company's performance in 2001.

Conclusion

      The committee believes that these policies and programs are competitive and effectively align executive compensation with the Company's goal of maximizing the return to shareholders.

                                        COMPENSATION COMMITTEE

                                        Richard P. Abraham
                                        Marvin Hoffman

                             EXECUTIVE COMPENSATION

      The following tables set forth the annual compensation for the Chief Executive Officer and the four other most highly compensated executive officers of the Company:

                           SUMMARY COMPENSATION TABLE

                                                                           Long-term
                                                     Annual               Compensation
                                                  Compensation               Awards
                                           ---------------------------    ------------          All Other
Name                              Year     Salary ($)     Bonus ($)(1)      Options #      Compensation (2)($)
----                              ----     ----------     ------------      ---------      -------------------
Walter W. Straub                 2001       222,089          350,250          70,000              8,700
 Chairman, Chief Executive       2000       212,446          226,675          70,000              5,250
 Officer, and President          1999       200,000          183,150         100,000              8,600

Aviram Margalith (3)             2001       218,789          261,800          50,000              5,100
 Chief Operating Officer         2000       206,848          177,840          63,000              5,250
                                 1999       201,867          115,600          90,000              5,000

Patrick E. Fevery                2001       157,354          167,250          50,000              5,100
 Vice President of Finance,      2000       148,846           72,662          42,000              5,250
 and Chief Financial Officer     1999       140,000           89,100          60,000              5,000

Shawn Abbott (4)                 2001       163,418              N/A          50,000              5,100
 President of Rainbow-           2000           N/A              N/A          92,000                  0
 eSecurity                       1999           N/A              N/A          50,000                  0

James Kopycki                    2001       180,723          144,000          45,000              5,250
 President Mykotronx, Inc.,      2000       340,372           69,000          42,000              5,250
 Sr. Vice President Rainbow      1999       150,945           10,000          80,000              2,826

----------
(1)   Bonus earned in fiscal year 2000, paid out in fiscal year 2001.

(2)   Company contribution under the Company's 401(K) Plan.

(3)   Dr. Margalith separated from the Company on March 1, 2002.

(4) Mr. Abbott joined the Company in fiscal year 2001; prior to this time, he was a consultant for the Company.

                        OPTION GRANTS IN LAST FISCAL YEAR

                                                  Individual Grants
                               ------------------------------------------------------
                                                                                         Potential Realizable
                                                                                           Value at Assumed
                                Number of     % of Total                                Annual Rates of Stock
                               Securities       Options                                 Price Appreciation for
                               Underlying     Granted to     Exercise                   10-Year Option Term(2)
                                 Options       Employees       Price       Expiration   ----------------------
Name                           Granted(1)       in 2001      ($/Share)        Date        5%($)        10%($)
----                           ----------     ----------     ---------     ----------   --------      --------
Walter W. Straub ..........      70,000          3.60          3.30         09/25/11     145,275      368,155
Aviram Margalith ..........      50,000          2.57          3.30         09/25/11     103,768      262,968
Patrick E. Fevery .........      50,000          2.57          3.30         09/25/11     103,768      262,968
Shawn Abbott ..............      50,000          2.57          3.30         09/25/11     103,768      262,968
James Kopycki .............      45,000          2.31          3.30         09/25/11      93,391      236,671

----------
(1) No option may be exercised prior to one year from date of grant, at which time 30% of the grant is vested with 2.5% per month vesting thereafter.

(2) Potential realizable value is calculated based on the assumptions that the stock price on the date of grant will appreciate at the annual rate shown, compounded annually for the entire term of the option, and that the option will be exercised and sold on the last day of its term for the appreciated price. The annual growth rates used are set by SEC regulations and do not reflect the Company's estimate of future appreciation in its stock price.

               AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                          FISCAL YEAR-END OPTION VALUES

                                                            Number of Unexercised Options at       Value of Unexercised In-The-
                                Shares                               Year End 2001              Money Options at Year End 2001(1)
                              Acquired on      Value      -----------------------------------  -----------------------------------
Name                         Exercise (#)   Realized ($)  Exercisable (#)   Unexercisable (#)  Exercisable ($)   Unexercisable ($)
----                         ------------   ------------  ---------------   -----------------  ---------------   -----------------
Walter W. Straub ..........       0              0            582,827            147,361          1,316,823           330,542
Aviram Margalith ..........       0              0             95,223            119,635            119,263           244,207
Patrick E. Fevery .........       0              0             60,243             96,871             63,022           231,386
Shawn Abbott ..............       0              0            152,250            118,250            171,902           227,144
James Kopycki .............       0              0             63,240             92,760             68,228           214,878

----------
(1) Based on the closing price of the Common Stock on December 28, 2001 of $7.45/share.

401(k) Profit Sharing Plan and Trust

      In January 1990, the Board of Directors adopted and approved a 401(k) Profit Sharing Plan and Trust effective January 1, 1990. Under the 401(k) program, the Company is obligated to match each employee's contribution 50% per dollar of salary contribution with a company matching maximum contribution of 6% of salary deferral. The Company has the option to contribute an additional discretionary amount based upon current or accumulated net profits. No such discretionary contributions were made in 2001. Company contributions vest at the date of the employee's commencement of service.

                            EMPLOYMENT AGREEMENTS AND
                          CHANGE OF CONTROL AGREEMENTS

      In January 2001, the Company entered into employment agreements and change of control agreements with Walter W. Straub, Chairman, President, and Chief Executive Officer of the Company, Patrick Fevery, Vice President and Chief Financial Officer, Laurie Casey, Vice President of the Company and President of Spectria, a wholly-owned subsidiary of the Company, Richard Burris, Vice President of Worldwide Manufacturing, James Kopycki, Senior Vice President of the Company and President of Mykotronx, Inc., a wholly-owned subsidiary of the Company, and Cheryl Baffa, Vice President of Worldwide Human Resources. The terms of the employment agreements provide for a term of one year and base salary and bonus compensation are determined by the Board of Directors. In the event of a change of control, the agreements provide for severance payments equal to one and one-half times salary and bonus paid in the prior year for Mr. Fevery, Ms. Casey, Mr. Burris, Mr. Kopycki, and Ms. Baffa, and three times the salary and bonus paid in the prior year for Mr. Straub.

                             DIRECTORS' COMPENSATION

      For the year ended December 31, 2001, the Company had an Outside Directors' Plan to compensate those directors of the Company who were not also employees of the Company, for serving as directors. The Outside Directors' Plan provides for outside directors to receive the sum of $2,500 per Board meeting, and each was granted options under the Company's 2001 Stock Option Plan to purchase 15,000 shares of common stock at an exercise price of $3.30 per share. For the year ended December 31, 2001, Richard P. Abraham, Marvin Hoffman, Frederick Haney, and Alan Jennings, outside directors of the Company, each received $10,000.

                      SHAREHOLDER RETURN PERFORMANCE GRAPH

      The following graph shows a comparison of five-year cumulative return among the Company's NASDAQ Index, and the NASDAQ Computer and Data Processing Index.

                                  [LINE GRAPH]

                ------------------------------------------------
                Assumption: $100 investment on December 31, 1996
                ------------------------------------------------

                        BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth certain information as of May 24, 2002, with respect to share ownership of the Company's Common Stock by (i) each person who beneficially owns more than 5% of the outstanding shares of Common Stock of the Company, (ii) each director and director nominee of the Company and (iii) executive officers listed in the Summary Compensation Table (iv) all officers and directors of the Company as a group.

         Name and Address of                   Amount and Nature of
        Beneficial Owners (1)                Beneficial Ownership (2)     Percentage of Class
----------------------------------------     ------------------------     -------------------
Walter W. Straub .......................            1,460,284                    5.59
Alan K. Jennings .......................              564,292                    2.16
Richard P. Abraham .....................              135,000                       *
Marvin Hoffman .........................              138,000                       *
Frederick Haney ........................               74,500                       *
James Kopycki ..........................               85,100                       *
Patrick Fevery .........................               83,980                       *
Shawn Abbott ...........................              179,852                       *
All officers and directors as a group...
 (15 persons) ..........................            2,954,652                   30.11
* less than 1%

----------
(1) c/o Rainbow Technologies, Inc., 50 Technology Drive, Irvine, California, 92618.

(2) For purposes of this table, "beneficial ownership" of any security as of a given date includes the right to acquire such security within 60 days of May 24, 2002. The total amount of these shares with respect to which all of the above have rights to acquire beneficial ownership in sixty (60) days are as follows: Alan K. Jennings 150,000; Walter W. Straub 613,688; Richard Abraham 120,000; Marvin Hoffman 105,000; Frederick Haney 74,500; Patrick E. Fevery 79,214; James Kopycki 84,600; Shawn Abbott 177,850; and other officers as a group 516,474. To the knowledge of the Company, each person named in the table has the sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by such person or entity.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities and Exchange Act of 1934, as amended, (the "Exchange Act") requires the Company's executive officers, directors, and persons who beneficially own greater than 10% of a registered class of the Company's equity securities to file certain reports ("Section 16 Reports") with the Securities and Exchange Commission with respect to ownership and changes in ownership of the Common Stock and other equity securities of the Company. To the best of the Company's knowledge, and based solely on the Company's view of the
Section 16 Reports furnished to the Company and written representations from certain reporting persons, all Section 16(a) requirements applicable to its officers, directors, and greater than 10% beneficial owners were complied with.

Compensation Committee Interlocks and Insider Participation

      At various times during 2001, the following individuals (none of whom was or had been an officer or employee of the Company or any of its subsidiaries) served on the Company's Compensation Committee: Richard P. Abraham and Marvin Hoffman. There were no interlocks with other companies within the meaning of the SEC's Proxy rules during 2001.

                 CERTAIN RELATIONSHIPS AND CERTAIN TRANSACTIONS

      During 2001, the Company paid $2,000 to Fred Haney, a Director of the Board of the Company, for providing the Company with consulting services.

                                   PROPOSAL 2:

                RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

      It is proposed that the shareholders approve the selection of Ernst & Young LLP as independent auditors for the Company for the 2002 fiscal year. Ernst & Young LLP have been the independent auditors for the Company since 1987 and its reappointment has been recommended by the Board of Directors.

      Representatives of Ernst & Young LLP are expected to be available at the Annual Meeting to respond to appropriate questions and will be given the opportunity to make a statement if they so desire. This proposal requires the approval of at least a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting. In the event such approval is not obtained, selection of independent auditors will be reconsidered by the Board of Directors.

Recommendation

      The Board of Directors, upon recommendation of the Audit Committee, unanimously recommends that the Company's shareholders vote "FOR" the ratification of the selection of Ernst & Young LLP, as independent auditors of the Company for the 2002 fiscal year.

                              SHAREHOLDER PROPOSALS

      Proposals of shareholders of the Company intended to be presented by such shareholder at the Company's 2003 Annual Meeting must be received by the Company no later than February 15, 2003, in order that they may be included in the proxy statement related to that meeting.

                              FINANCIAL STATEMENTS

      All shareholders as of the Record Date are concurrently being sent a copy of the Company's Annual Report for the fiscal year ended December 31, 2001, which contains the financial statements of the Company.

      THE COMPANY FILED AN ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2001, WITH THE SECURITIES AND EXCHANGE COMMISSION. SHAREHOLDERS MAY OBTAIN A COPY OF THIS REPORT, WITHOUT COST, BY WRITTEN REQUEST TO THE COMPANY'S SHAREHOLDER RELATIONS DEPARTMENT.

                                  OTHER MATTERS

      The Company knows of no matters, other than those described herein, which are to be brought before the Annual Meeting. If any other proper matters are brought before the Annual Meeting, the persons named in the enclosed proxy will vote in accordance with their judgment on such matters.

                        NOTICE TO BANKS, BROKERS/DEALERS
                     AND VOTING TRUSTEES AND THEIR NOMINEES

      Please advise the Company, at 50 Technology Drive, Irvine, California 92618, Attention: Secretary, whether other persons are the beneficial owners of the shares for which proxies are being solicited and, if so, the number of copies of the proxy statement, other solicitation material, and Annual Report you wish to receive in order to supply copies to the beneficial owners of shares of Common Stock of the Company.

                                        BY ORDER OF THE BOARD OF DIRECTORS


                                        Walter W. Straub
                                        Chairman

Irvine, California
May 24, 2002

[LOGO] RAINBOW TECHNOLOGIES

RAINBOW TECHNOLOGIES, INC.
c/o AMERICAN STOCK TRANSFER
6201 15TH AVENUE
BROOKLYN, NY 11219

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site. You will be prompted to enter your 12-digit Control Number which is located below to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call. You will be prompted to enter your 12-digit Control Number which is located below and then follow the simple instructions the Vote Voice provides you.

VOTE BY MAIL

Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Rainbow Technologies, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

                               RAINBW         KEEP THIS PORTION FOR YOUR RECORDS
--------------------------------------------------------------------------------
                                             DETACH AND RETURN THIS PORTION ONLY

              THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

================================================================================

RAINBOW TECHNOLOGIES, INC.

Election of Directors

1.    To elect five persons to serve on the
      Company's Board of Directors who shall hold    For    Withhold     For All
      office until the next Annual Meeting of        All       All        Except
      Shareholders or until their successors are
      duly elected and shall have qualified.         |_|       |_|         |_|

      01) Walter W. Straub
      02) Richard P. Abraham
      03) Frederick M. Haney
      04) Marvin Hoffman
      05) Alan K. Jennings

To withhold authority to vote for any individual nominee, mark "For All Except" and write the nominee's number on the line below.

________________________________________

Proposal

                                                     For     Against     Abstain

2.    To ratify the appointment of Ernst & Young     |_|       |_|         |_|
      LLP as independent auditors of the Company.

3.    To transact such other business as may
      properly come before the Annual Meeting.

If there are amendments or variations to the matters proposed at the meeting or at any adjournment or adjournments thereof, or if any other business properly comes before the meeting, this proxy confers discretionary authority on the proxy nominees named herein to vote on such amendments, variations or other business.

NOTE: If no specification is made, this Proxy will be voted FOR Proposal 2.

Please sign exactly as name appears hereon. Joint owners should each sign. When signing as an attorney, executor, administrator, trustee or guardian, give full title as such. If a corporation or partnership, sign in full corporate or partnership name by an authorized officer or person.


----------------------------------------    ------------------------------------

________________________________________    ____________________________________
Signature [PLEASE SIGN WITHIN BOX]  Date    Signature (Joint Owners)       Date

================================================================================